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                                                                   EXHIBIT 10.45



                                   AMENDMENT

     THIS AMENDMENT (the "Amendment"), with respect to the Credit Agreement referred to below is entered into as of the 20th day of July, 1999, by and among NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Washington (the "Borrower"), the Lenders party to such Credit Agreement (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK, a national banking association, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent").

                              STATEMENT OF PURPOSE

     The Borrower, the Lenders, the Administrative Agent and First Union Capital Markets Corp., as Arranger, are parties to a certain Amended and Restated Credit Agreement dated as of December 31, 1997, (as previously modified, as amended hereby and as may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"), pursuant to which the Lenders have agreed to make, and have made, certain Loans to the Borrower.

     In order to avoid potential Events of Default the Borrower has requested that the Lenders amend certain covenants under the Credit Agreement as more fully described herein. The Administrative Agent and Lenders are willing to agree to the requested amendments, but only upon the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

     1.     Definitions.   All capitalized terms used and not defined herein
shall have the meanings given thereto in the Credit Agreement.

     2.     Amendments.

     (a) Section 3.3 is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

            "SECTION 3.3. Repayment of Term Loan. The Borrower shall repay the aggregate outstanding principle amount of the Term Loan in full, together will accrued interest thereon and any other outstanding amounts due with respect to the Term Loan Facility, on the Term Loan Maturity Date."

     (b) Section 9.1 entitled "Maximum Leverage Ratio" is hereby amended by deleting the compliance periods and corresponding ratios for such Section in their entirety and inserting the following in lieu thereof:
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
     Period                                             Ratio
     ------                                         ------------
     Closing Date - 09/29/98                        5.50 to 1.00
     09/30/98 and thereafter                        5.25 to 1.00

     (c) Section 9.3 entitled "Fixed Charge Ratio" is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

            "SECTION 9.3. [Reserved.]"

     (d) Section 9.4 entitled "Maximum Capital Expenditures" is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

            "SECTION 9.4. [Reserved.]"

     3. Representations and Warranties. The Borrower hereby confirms to the Administrative Agent and Lenders that upon the effectiveness of this Amendment, each representation and warranty made by the Borrower and its Subsidiaries under the Loan Documents shall be true and correct as of the date hereof and that no Default or Event of Default shall have occurred and be continuing. The Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its or its Subsidiaries' obligations under the Credit Agreement or any other Loan Document.

     4. Limited Amendment. Except as expressly waived and amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (b) to prejudice any other right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

     5. Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of the reasonable fees and disbursements of counsel thereto incurred in connection with the preparation, negotiation and execution of this Amendment.

     6. Effectiveness. This Amendment shall become effective upon receipt by the Administrative Agent of (a) this Amendment duly executed and delivered by the Borrower and the Required Lenders under the Credit Agreement and (b) an amendment fee equal to $25,000, $15,000 of which fee shall be for the account of the Administrative Agent and $10,000 of which fee shall be distributed thereby to Bank of Montreal, Chicago Branch, for its account.

     7. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



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     8.   Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.


                            [SIGNATURE PAGES FOLLOW]











                                       3



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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal by their respective duly authorized officers as of the date first above written.


                                   NORTHLAND CABLE PROPERTIES SIX
                                   LIMITED PARTNERSHIP, as Borrower
[CORPORATE SEAL]

                                   By:  Its Managing General Partner,
                                        Northland Communications Corporation


                                   By:  /s/ GARY S. JONES
                                        -------------------------------------
                                        Name:  Gary S. Jones
                                               ------------------------------
                                        Title: Vice President
                                               ------------------------------



                           [SIGNATURE PAGES CONTINUE]

                                             FIRST UNION NATIONAL BANK,
                                             as Administrative Agent and Lender

                                             By:   /s/ MARK K. MISENHEIMER
                                                 -------------------------------
                                                  Name:  Mark K. Misenheimer
                                                       -------------------------
                                                  Title: Director
                                                        ------------------------


                           [SIGNATURE PAGES CONTINUE]
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                                             BANK OF MONTREAL, CHICAGO BRANCH,
                                             as Lender

                                             By:   /s/ KAREN KLAPPER
                                                 -------------------------------
                                                  Name:  Karen Klapper
                                                       -------------------------
                                                  Title: Director
                                                        ------------------------